AMENDMENT NO. 3 TO ADMINISTRATIVE AND TRANSFER AGENCY AGREEMENT

THIS AMEMDMENT NO. 3 TO ADMINISTRATIVE AND TRANSFER AGENCY AGREEMENT (this "Amendment No. 3") is made as of November 15, 2021 by and between Brown Brothers Harriman & Co., a New York Limited Partnership (the "Administrator" or "TA"), and PGIM ETF TRUST, a Delaware statutory trust (the "Fund"), on behalf of each of the portfolios listed on Appendix A to the Agreement (as defined below), severally and not jointly (each a "Portfolio" and collectively, the "Portfolios"), registered with the Securities and Exchange Commission under the Investment Company Act of 1940.

WHEREAS, the Administrator and the Fund entered into an Administrative and Transfer Agency Agreement, dated as of April 2, 2018 (as amended, modified and/or supplemented to date, the "Agreement;" all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement);

WHEREAS, Section 16 of the Agreement provides that the Agreement may not be amended unless done in writing signed by the party against which enforcement of the amendment is sought; and

WHEREAS, the parties wish to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises set forth in the Agreement and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.Appendix A to the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto. Each of the undersigned hereby acknowledges, agrees and confirms that the terms of the Agreement shall apply separately and respectively to each Portfolio.

2.This Amendment No. 3 may be executed in any number of counterparts each of which shall be deemed to be an original. This Amendment No. 3 shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or telefax of the Amendment shall be acceptable evidence of the existence of this Amendment No. 2 and the Administrator shall be protected in relying on the photocopy or telefax until the Administrator has received the original of the Agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic mail transmission (e.g., "pdf") shall be effective as delivery of a manually executed counterpart of this Amendment or any certificate delivered thereunder.

3.This Amendment No. 3, together with the prior Amendments dated September 10, 2018 and April 7, 2021, and the Fund Accounting Services Addendum to Administrative and Transfer Agency Agreement dated March 17, 2021 and the Agreement together constitute the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4.This Amendment No. 3 shall be construed in accordance with the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned parties have executed this Amendment No. 3 to Administrative and Transfer Agency Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.	PGIM ETF TRUST
(on behalf of each Portfolio listed in
Appendix A of the Agreement)
/s/ Thomas Guinan	_	/s/ Deborah Conway
Name: Thomas Guinan		Name: Deborah Conway
Title: Senior Vice President		Title: Vice President, Mutual Fund Administration
Date:9/16/21		Date: October 13, 2021

APPENDIX A TO

ADMINISTRATIVE AND TRANSFER AGENCY AGREEMENT

Dated as of November 15, 2021

The following is a list of Portfolios for which the Administrator shall serve under an Administrative and Transfer Agency Agreement dated as of April 2, 2018, as amended:

PGIM Ultra Short Bond ETF

PGIM Active High Yield Bond ETF

PGIM Active Aggregate Bond ETF

PGIM QMA Strategic Alpha International Equity ETF

PGIM QMA Strategic Alpha Large-Cap Core ETF

PGIM QMA Strategic Alpha Small-Cap Growth ETF

PGIM QMA Strategic Alpha Small-Cap Value ETF

PGIM Total Return Bond ETF